Exhibit 99.1

Solta Medical Reports Second Quarter 2013 Results

Mark Sieczkarek Appointed Interim President and Chief Executive Officer

HAYWARD, Calif., August 6, 2013 — Solta Medical, Inc. (NASDAQ: SLTM), a global leader in the medical aesthetics market, today announced results for the second quarter ended June 30, 2013. In addition, the Company announced the resignation of Stephen J. Fanning, effective today, as a member of the Board of Directors and President and CEO. Mr. Fanning has been replaced on an interim basis by current Chairman of the Board Mark Sieczkarek and a search for the President and CEO position has been initiated by the Board.

Second Quarter Financial Metrics

Revenue for the second quarter was $43.2 million, an increase of 16% over revenue in the second quarter of 2012. The year-over-year revenue increase was primarily attributable to sales of VASER systems and products from the recent acquisition of Sound Surgical Technologies. International revenue for the quarter rose year-over-year by 30% to $23.3 million. North America revenue increased 3% year-over-year to $19.9 million. Revenue from treatment tips and consumables for the quarter was $22.3 million, an increase of 23% from the second quarter of 2012. Revenue in North America reflected a 9% increase in sales of treatment tips, however system sales, excluding the VASER product line, decreased by approximately 40% primarily due to the Company’s decision to match competitive pricing which resulted in lower average selling prices.

GAAP net income for the quarter was $3.8 million as compared to GAAP net loss of $26.3 million reported for the second quarter of 2012. Non-GAAP net income for the quarter was $1.3 million, or $0.02 per diluted share, as compared to non-GAAP net income of $2.7 million, or $0.04 per diluted share for same period last year. Non-GAAP adjusted EBITDA for the quarter was $3.2 million compared to $4.2 million for the same period last year.

The Company’s GAAP results for the quarter include $3.7 million of amortization and other acquisition related charges, $1.2 million of non-cash stock based compensation charges, and a $9.5 million credit for the fair value reassessment of the expected earn out payments associated with the acquisitions of Liposonix and Sound Surgical Technologies. The results for the quarter also include a $2.1 million non-cash income tax expense related to the reduction of tax deductible contingent consideration. The Company provides non-GAAP financial measures that exclude these charges and adjustments. A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

The Company’s cash balance at June 30, 2013 totaled $16.3 million and additional cash resources of $4 million were available to the Company through a revolving credit facility with Silicon Valley Bank. At June 30, 2013, approximately $23 million of term debt was outstanding. Yesterday, the Company executed a commitment letter to restructure and expand its credit facility with Silicon Valley Bank to a total of $42 million. The terms of the revised credit facility expands the amount of term debt by approximately $6 million to $27 million. The Company has the opportunity to increase the term debt component of the facility by an additional $3 million to a total of $30 million if certain profitability criteria are met prior to June 30, 2014. The first year of the term debt calls for interest only payments after which the debt will be amortized over a period of 30 months. Funds available through the revolving credit facility with the bank are to remain unchanged at a total of $12 million.

Financial Outlook for 2013

The Company provided an update to its financial outlook for 2013 as follows:

•

Revenue for the full year 2013 is now expected to be approximately $165 million, representing year-over-year revenue growth of approximately $20 million, or 14%, compared to full year 2012 revenue of $144.5 million. The Company’s previous revenue outlook for 2013 was $180 million.

•

Non-GAAP gross margin is now expected to be approximately 65% for the full year 2013. The Company’s previous non-GAAP gross margin outlook for 2013 was a range of 65% to 68%. Non-GAAP gross margin excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP gross margin for the first six months of 2013 was 66%.

•

Non-GAAP operating income is expected to be approximately $10 million for the full year 2013 representing a year-over-year increase of approximately $1.6 million, or 20%, as compared to $8.4 million for full year 2012. The Company’s previous non-GAAP operating income outlook was a range of $13 million to $16 million for 2013. Non-GAAP operating income excludes non-cash amortization charges, non-cash stock based compensation charges, severance costs, and acquisition related adjustments. Non-GAAP operating income for the first six months of 2013 was $2.4 million.

Mark Sieczkarek Appointment

Mr. Sieczkarek has served on the Solta Medical Board since 2006. He was appointed lead director in 2008 and Chairman in June 2013. He has more than 18 years of executive experience in the medical device industry and served as President and CEO of Conceptus, Inc. from 2003 to 2011.

“Our second quarter results were disappointing with revenue below our expectations attributable in large part to the competitive environment in North America, and the outlook for the remainder of the year was not acceptable to the Board,” Mr. Sieczkarek commented. “North America revenue was negatively impacted by competitive pricing pressures on system sales, especially on Liposonix systems where ASPs fell approximately 25% as we matched the aggressive pricing practices of the competition. On a worldwide basis, combined unit placements for Thermage, Clear + Brilliant and Liposonix systems rose year-over-year by over 25%.”

“Throughout 2013, the Board of Directors has analyzed Solta’s product offering, competitive position in the market, and operational execution,” added Mr. Sieczkarek. “We remain optimistic about the outlook for the Company given that Solta has one of the broadest and best product lines in the industry as well as a unique business model allowing us to generate the majority of our revenue from high margin recurring tip and disposable sales. We have a strong international operation with an excellent opportunity for continued growth.”

“As we entered the year and were completing our acquisition phase, the business emphasis was shifting to a focus on leveraging our synergistic brands and infrastructure to improvement of the bottom line results. The disappointing results to date and our revised outlook for 2013 illustrate the need for a different approach.

“My focus in the immediate months ahead will be on aggressively altering our sales strategy to reinvigorate our North American systems business. If we execute this strategy, we will be positioned to further enhance growth of our high margin treatment tips and disposables. During the first half of the year, we implemented operating cost reductions which are expected to have a positive impact on second half profitability. At the same time, we need to realign our spending in North America toward improved sales execution, especially system sales. We believe the best and fastest way to build returns for our shareholders is by increasing the strategic value of our assets. At the same time, the Board of Directors has the mechanisms in place to evaluate credible strategic alternatives,” continued Mr. Sieczkarek.

“On behalf of the Board, I would like to thank Steve Fanning for his numerous contributions to the development of Solta Medical during the past seven years. Under his leadership, Solta has emerged as a leader in the medical aesthetics industry recognized for its strong brands and global presence. We wish Steve well in his future endeavors,” concluded Mr. Sieczkarek.

Non-GAAP Presentation

To supplement the condensed consolidated financial information presented on a GAAP basis, management has provided non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP adjusted EBITDA, non-GAAP net income (loss) and non-GAAP earnings (loss) per share measures that exclude the impact of acquisition related adjustments, severance costs, acquisition related costs, and stock-based compensation expenses. The Company believes that these non-GAAP financial measures provide investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company’s ongoing operating results and trends, compared with historical results. This presentation is also consistent with the measures management uses to measure the performance of ongoing operating results against prior periods and against our internally developed targets. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliation of non-GAAP financial measures attached to this release.

Conference Call Information

The Company will host a conference call and webcast today, Tuesday, August 6, 2013, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific) to discuss the financial results and current corporate developments. The dial-in number for the conference call is 877-941-6009 for domestic participants and 480-629-9818 for international participants.

To access the live webcast of the call, go to Solta Medical’s website at www.solta.com and click on Investor Relations. An archived webcast will also be available at www.solta.com.

About Solta Medical, Inc.

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative solutions with proven efficacy and safety backed by over 10 years of clinical study and research. The company offers aesthetic energy devices for skin resurfacing and rejuvenation, acne reduction, body contouring and skin tightening, as well as tools and accessories to optimize the latest liposuction techniques. The Solta Medical portfolio includes the well-known brands Thermage®, Fraxel®, Clear + Brilliant®, Liposonix®, Isolaz®, CLARO®, VASERlipo™, VASERshape™, VASERsmooth™, VentX®, PowerX®, TouchView®, and Origins™, which collectively make up a comprehensive platform to address a range of aesthetic skin and body issues. More than two and a half million procedures have been performed with Solta Medical’s products around the world. Solta Medical is headquartered in Hayward, CA with field teams and regional offices worldwide.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the ability to improve operating leverage and the financial outlook for 2013. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta Medical’s actual results to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that physician adoption of our systems does not grow, the risk that customers do not continue to purchase treatment tips, the possibility that the market for the sale of new products does not develop as expected, and the risks relating to Solta Medical’s ability to achieve its stated financial goals as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta Medical’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2012, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta Medical undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

SOURCE Solta Medical, Inc.

CONTACT:

Investors:

Jack Glenn

Chief Financial Officer

510-786-6890

Doug Sherk/Jenifer Kirtland

EVC Group

415-568-9349

Financial Media:

Janine McCargo

EVC Group

646-688-0425

Web Site: http://www.Solta.com

Solta Medical, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Net revenue	$43,197	$37,262	$77,720	$69,716
Cost of revenue	17,095	13,714	29,939	25,925

Gross margin	26,102	23,548	47,781	43,791

Operating expenses:
Sales and marketing	16,856	13,673	31,063	27,619
Research and development	5,442	5,013	10,777	10,318
General and administrative	6,428	4,615	13,405	9,275
Remeasurement of contingent consideration liability	(9,500)	26,000	(12,600)	30,700

Total operating expenses	19,226	49,301	42,645	77,912

Income (loss) from operations	6,876	(25,753)	5,136	(34,121)
Interest income	18	2	27	5
Interest expense	(803)	(350)	(1,495)	(701)
Other expense, net	(150)	(121)	(245)	(147)

Income (loss) before income taxes	5,941	(26,222)	3,423	(34,964)
Income tax provision	2,118	64	2,195	121

Net income (loss)	$3,823	($26,286)	$1,228	($35,085)

Net income (loss) per share:
Basic	$0.05	($0.43)	$0.02	($0.57)

Diluted	$0.05	($0.43)	$0.02	($0.57)

Weighted average shares outstanding used in calculating net income (loss) per share:
Basic	79,526,311	61,719,575	75,840,137	61,536,050

Diluted	80,244,296	61,719,575	76,998,224	61,536,050

Solta Medical, Inc.

NON-GAAP RECONCILIATION OF GROSS MARGIN, OPERATING INCOME

(LOSS), EBITDA, NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
GAAP Gross margin	$26,102	$23,548	$47,781	$43,791

GAAP gross margin as % of sales	60%	63%	61%	63%

Non-GAAP adjustments to gross margin:
GAAP Gross margin	$26,102	$23,548	$47,781	$43,791
Amortization and other non-cash acquisition related charges	1,781	1,375	3,219	3,033
Stock-based compensation	144	127	280	239

Non-GAAP gross margin	$28,027	$25,050	$51,280	$47,063

Non-GAAP gross margin as % of sales	65%	67%	66%	68%

GAAP income (loss) from operations	$6,876	($25,753)	$5,136	($34,121)
Non-GAAP adjustments to net income (loss) from operations:
Amortization and other non-cash acquisition related charges	2,874	1,729	4,870	3,746
Remeasurement of contingent consideration liability	(9,500)	26,000	(12,600)	30,700
Acquisition-related expenses	510	58	1,904	151
Severance expenses (credits)	303	(11)	616	19
Stock-based compensation	1,238	1,209	2,438	2,349

Non-GAAP income from operations	$2,301	$3,232	$2,364	$2,844
Depreciation expenses	854	937	1,729	1,875

Non-GAAP Adjusted EBITDA	$3,155	$4,169	$4,093	$4,719

GAAP net income (loss)	$3,823	($26,286)	$1,228	($35,085)
Non-GAAP adjustments to net income (loss):
Amortization and other non-cash acquisition related charges	2,874	1,729	4,870	3,746
Remeasurement of contingent consideration liability	(9,500)	26,000	(12,600)	30,700
Acquisition-related expenses	510	58	1,904	151
Severance expenses (credits)	303	(11)	616	19
Stock-based compensation	1,238	1,209	2,438	2,349
Acquisition-related income tax expense	2,080	—	2,080	—

Non-GAAP net income	$1,328	$2,699	$536	$1,880

GAAP basic net (income) loss per share	$0.05	($0.43)	$0.02	($0.57)
Non-GAAP adjustments to basic income (loss) per share:
Amortization and other non-cash acquisition related charges	$0.04	$0.03	$0.06	$0.06
Remeasurement of contingent consideration liability	($0.12)	$0.42	($0.17)	$0.50
Acquisition-related expenses	$0.01	$0.00	$0.03	$0.00
Severance expenses (credits)	$0.00	($0.00)	$0.01	$0.00
Stock-based compensation	$0.01	$0.02	$0.03	$0.04
Acquisition-related income tax expense	$0.03	$0.00	$0.03	$0.00

Non-GAAP basic net income per share	$0.02	$0.04	$0.01	$0.03

Non-GAAP diluted net income per share	$0.02	$0.04	$0.01	$0.03

GAAP weighted average shares outstanding used in calculating basic net income (loss) per share	79,526,311	61,719,575	75,840,137	61,536,050

GAAP weighted average shares outstanding used in calculating diluted net income (loss) per share	80,244,296	61,719,575	76,998,224	61,536,050
Adjustments for dilutive potential common stock	2,718,994	5,245,087	2,289,776	5,053,439

Weighted average shares outstanding used in calculating non-GAAP diluted net income per share	82,963,290	66,964,662	79,288,000	66,589,489

Solta Medical, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands of dollars, except share and per share data)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$16,296	$38,097
Accounts receivable, net	24,521	20,570
Inventories	21,805	16,611
Prepaid expenses and other current assets	5,215	8,476

Total current assets	67,837	83,754
Property and equipment, net	7,149	6,401
Purchased intangible assets, net	58,629	42,428
Goodwill	103,705	96,620
Other assets	1,008	520

Total assets	$238,328	$229,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$8,440	$7,283
Accrued liabilities	14,168	17,343
Current portion of contingent consideration liability	11,145	21,400
Current portion of deferred revenue	3,862	3,985
Short-term borrowings	18,638	8,345
Customer deposits	1,062	637

Total current liabilities	57,315	58,993
Deferred revenue, net of current portion	781	683
Term loan, net of current portion	12,642	18,063
Non-current tax liabilities	4,586	2,478
Contingent consideration liability	26,900	38,500
Other liabilities	1,480	899

Total liabilities	103,704	119,616

Stockholders’ equity:
Common stock, $0.001 par value: 100,000,000 shares authorized 79,757,664 and 68,795,987 shares issued and outstanding at June 30, 2013 and December 31, 2012	80	69
Additional paid-in capital	243,767	220,489
Accumulated deficit	(109,223)	(110,451)

Total stockholders’ equity	134,624	110,107

Total liabilities and stockholders’ equity	$238,328	$229,723